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                                                                    Exhibit 10.2



                                                                  EXECUTION COPY
                                                                  --------------

                                                As of October 1, 2001




Mr. Robert Annunziata
95 Minisink Road
Short Hills, NJ 07078

Dear Bob:

         This letter ("Letter Agreement") will confirm the terms of the profit participation arrangement between you and Odyssey Investment Partners Fund, LP, Odyssey Coinvestors, LLC, PF Telecom Holdings, LLC, Koch Telecom Ventures, Inc., Cisco Systems, Inc., First Union Capital Partners, LLC and UBS Capital II, LLC (individually a "Shareholder" and, collectively the "Shareholders"). Each Shareholder shall be individually liable for its obligation hereunder and in no event shall there be any joint liability or any liability of Velocita Corporation (the "Company"). All references to Shareholder(s) (other than with regard to any payment obligation hereunder) shall mean the Shareholder(s) and its affiliates.

         Subject to the provisions of this Letter Agreement, you will be eligible to receive five percent (5%) of the Profit (as defined below) of each Shareholder upon the completion of a Transaction or series of related Transactions (as defined below) (the "Payment") provided you are employed by the Company or as otherwise provided herein.

         Profit shall mean the Proceeds (as defined below) received by a Shareholder for its equity investment (after repayment of all debt securities or other debt investments of such Shareholders in the Company (including accrued interest on debt investments or debt securities, but not on preferred stock investments) and if any debt is not paid in full for purposes of this Letter Agreement, a portion of the equity Proceeds shall be deemed repayment of the unpaid debt and not included in the calculation of Profit) in the Company in connection with a Transaction minus the Shareholder's original equity investment ("Cost Basis"). If a Shareholder invests additional money in the Company, its debt or Cost Basis shall be increased as appropriate by the actual dollar amount invested. The Company will provide you with a letter that provides examples of the Cost Basis for several of the Shareholders and, each Shareholder's investment in the Company.

         Transaction means (i) a merger with a bona fide third party (other than current investors and debt holders and their affiliates) that has been approved by the Board of Directors of the Company (the "Board"), or (ii) a sale of stock by the Company or the Shareholders or sale of all or substantially all of the assets of the Company in one or a series of related transactions to a bona fide thirty party (other than current investors and debt holders and their affiliates) that, in either case, has been approved by the Board or (iii) an initial public offering of the Company that, in any case, results in each Shareholder receiving value in excess of the Cost Basis. No

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other transaction shall be deemed a Transaction entitling you to Payment hereunder.

         Proceeds shall mean cash, cash equivalents or equity or debt securities of any kind (including securities that are retained by the Shareholders after a Transaction). Proceeds will be valued as follows: (i) cash or cash equivalents will be valued when received by the Shareholders, (ii) publicly traded securities will be valued when any blockage on trading of such securities is removed and (iii) private securities will be valued at the earliest of (x) the time at which such securities become publicly traded without blockage, or (y) with regard to the sold securities, when a Shareholder sells such securities or
(z) three (3) years after receipt by the Shareholders of private securities, provided, however, each Shareholder reserves the right to in lieu of the foregoing, value the Proceeds when they are received and, if applicable make Payment to you. In the event of a valuation described in (iii) above where there is not a public market for the securities and such securities have not been sold for cash, cash equivalents or publicly traded securities and, your disagreement with the applicable Shareholder as to the valuation, the applicable Shareholder shall select, subject to your consent (which consent shall not be unreasonably withheld), an investment bank or appraiser (such investment bank or appraiser shall not be a Shareholder) to determine the appropriate valuation. The applicable Shareholder(s) shall equally bear the cost of the aforementioned valuation.

         The Payment will be paid to you when the Shareholders receive the Proceeds from the Transaction and they have been valued as provided in the preceding paragraph, provided that if you become entitled to a Payment based on a partial valuation you shall receive a partial Payment. The Payment will be made to you in the proportionate manner and form of the consideration the Shareholder receives from the Transaction (other than any demand registration rights, but including any limitations that apply to the Shareholders with regard to the applicable Proceeds) or, in the discretion of the Shareholder, cash in whole or in part.

         You will only receive the Payment if:

         (a) you are employed by the Company at the time of execution of the contract for the Transaction or, you incurred within one (1) year prior to the execution of such contract, a termination of employment by the Company without Cause, you voluntarily resigned for Good Reason or your employment was terminated on December 31, 2002 as a result of non-renewal of the Employment Term (as each such term is defined in the employment letter entered into between you and the Company dated as of October 1, 2001 (the "Employment Letter")) by the Company (i.e., while you were willing to continue to work on the same basis as provided in the Employment Letter (other than your right to the sign-on bonus and any other provision not applicable by its terms));

         (b) you fulfill your obligations under the Employment Letter, including, without limitation, the required employment period; and

         (c) the Transaction thereafter closes.

         Notwithstanding the foregoing, if your employment is terminated by the Company without Cause, by you for Good Reason or as a result of any non-renewal of the Employment


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Term, you will receive forty percent (40%) of the Payment if a contract is executed during the period commencing (x) in the case of a termination covered by (a) above, one (1) year after termination and (y) in the case of a non-renewal of the Employment Term not covered by (a), upon your termination of employment and ending on the five (5) year anniversary of the date hereof, provided that the Transaction closes.

         Notwithstanding the execution of any contract, no Payment shall be paid to you unless and until the closing of a Transaction. If you do not satisfy the above provisions, you shall in no event be entitled to any Payment hereunder whatsoever.

         You acknowledge and agree that if you violate any of the Confidentiality Provisions or Non-Solicitation Provisions (as each term is defined in the Employment Letter) you will forfeit your right to any Payment.

         This Letter Agreement may be amended only by a written document signed by all parties hereto. The Company may withhold from any and all amounts payable to you such federal, state and local taxes as may be required to be withheld pursuant to any applicable laws or regulations.

         This Letter Agreement shall be governed by the laws of the state of New York, without reference to rules relating to conflict of laws. Any dispute shall be settled by arbitration under the rules of the American Arbitration Association in New York City, New York. The decision of the arbitrator shall be final and binding and may be entered in any court of competent jurisdiction. All of your reasonable fees and expenses in such arbitration will be paid by the Company if the arbitrator determines that you have prevailed on substantially all items. Otherwise each party shall bear its own costs and expenses and equally share the charges of the AAA and the arbitrator.

         Whether or not to enter into, or close, a Transaction shall be the sole discretion of the Company and the Shareholders and, you shall have no claim against the Company or the Shareholders as a result of any business decision whether or not to enter into a Transaction, the terms of a Transaction, cancel a Transaction before it is completed or, to pursue, not pursue or settle any claim against any person or entity who fails to complete a prospective Transaction nor as a result of any decision to hold or sell securities or to agree on any transfer or blockage limitations.

         As of the date of execution of this Letter Agreement, the Company hereby represents that it, in its good faith belief, the requisite seventy-five percent (75%) shareholder approval pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, has been obtained with regard to this Letter Agreement in accordance with the methodology described in proposed Treasury Regulation Section 1.280G-1.

         This Letter Agreement may be signed in counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Please indicate your agreement to the foregoing by signing this Letter Agreement in the space provided below.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this Letter
Agreement as of the 1st day of October, 2001.

                                           Odyssey Investment Partners Fund, LP


                                           By: /s/ Brian Kwait
                                               --------------------------


                                           Odyssey Coinvestors, LLC


                                           By: /s/ Brian Kwait
                                               --------------------------



                                           PF Telecom Holdings, LLC


                                           By: /s/ Steven Irwin
                                               --------------------------


                                           Koch Telecom Ventures, Inc.


                                           By: /s/ John C. Pittenger
                                               --------------------------


                                           Cisco Systems, Inc.


                                           By: /s/ Daniel Scheinman
                                               --------------------------


                                           UBS Capital II, LLC


                                           By: /s/ Charles Moore
                                               --------------------------


                                           First Union Capital Partners, LLC


                                           By: /s/ Steven Columbaro
                                               --------------------------



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                                           Agreed To:


                                           /s/ Robert Annunziata
                                           --------------------------
                                           Robert Annunziata


















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